Exhibit 10.1

January 27, 2016

PRIVATE & CONFIDENTIAL

Alex Gourlay

108 Wilmot Road

Deerfield, IL 60015

Dear Alex,

Extension to your Secondment to Walgreen Co.

This letter is to confirm the extension of your secondment to Walgreen Co. under the secondment letter agreement dated 26 September 2013 between you and Walgreens Boots Alliance Services Limited (formerly Alliance Boots Management Services Ltd.) (the “Agreement”). This extension is for an additional 10 months, with an end date of 31 July 2016, and subject to the following modifications to the Agreement:

1.	Paragraph 1 of the Agreement is amended to reflect your current titles, Executive Vice President of Walgreens Boots Alliance, Inc. (“WBA”) and President of Walgreen Co., reporting directly to the Chief Executive Officer of WBA.

2.	All references in the Agreement to Walgreen Co. shall also include WBA, as applicable. In particular, Paragraph 1 of the Agreement is amended to reflect that you are a Section 16 Executive Officer of WBA.

3.	Paragraph 6(a) of the Agreement is amended to reflect your current annual rate of salary, £635,913.

4.	Paragraph 6(f) of the Agreement is amended to reflect your participation in the WBA Management Incentive Plan as applied to your position level for the WBA 2016 fiscal year – and subsequent fiscal years, as applicable. Your target bonus level remains at 100% of base salary for fiscal year 2016 under this Plan.

5.	Paragraph 6(g) of the Agreement is amended to reflect your eligibility for long-term incentive awards under the WBA 2013 Omnibus Incentive Plan, as applied to your position level -starting with long-term incentive awards to be granted as of November 1, 2015.

All other assignment terms and conditions remain unchanged, as detailed in the Agreement.

Please sign below to confirm that you have read, understand and agree to this extension of the Agreement.

Yours sincerely,

/s/ Kathleen Wilson-Thompson

Kathleen Wilson-Thompson,

Executive Vice President - Global Chief Human Resources Officer, WBA

Signed on behalf of Walgreens Boots Alliance Services Limited

I confirm that I have read, understand and agree to be bound by the contents of this extension letter.

Alex Gourlay

/s/Alex Gourlay

Signed

27 January 2016

Date signed